UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On August 9, 2017, Ms. Leah S. Bailey was appointed to the Board of Directors (the “Board”) of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), after the Company approved an increase in the size of the Board to five directors, all in accordance with the Company’s bylaws (the “Bylaws”).  Ms. Bailey will serve an initial term expiring in 2018 in accordance with the Bylaws, and she has been appointed to serve as a member of the Board’s Compensation and Audit Committees.  She is expected to serve in such capacities until the Company’s next annual meeting of stockholders or until her earlier resignation or removal.  “We are delighted to welcome Ms. Bailey to the Board,” said Mark Goldstein, the Company’s Chairman, President, and Chief Executive Officer. “Ms. Bailey is an accomplished business leader, her knowledge and experience in consumer marketing and mass market retail will be a great benefit to our Company.”

Ms. Bailey is currently the Chief Executive Officer of Bailey Management Consulting, LLC, where she provides board, consulting and advisory work to clients.  She also serves on the board of Frontier Co-op.  She previously was President, Global Beauty, of Helen of Troy Limited, a global consumer products company with a portfolio of brands in the beauty, household and health and home categories.  Prior to joining Helen of Troy Limited, she was President and Chief Executive Officer of Paris Presents, Inc., a provider of mass market consumer beauty products, including cosmetic and bath accessories and bath and body liquid products.  She holds a B.A. degree from Johns Hopkins University and an M.B.A. from Harvard University.

There are no arrangements or understandings between Ms. Bailey and any other person in connection with her appointment to the Board, and there are and have been no transactions since January 1, 2016, or any currently proposed transaction, in which the Company was or is to be a participant in excess of $120,000 and in which Ms. Bailey had or will have a direct or indirect material interest.  Ms. Bailey’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC., a Colorado corporation

Dated: August 9, 2017	By: /s/ Barry J. Levine Barry J. Levine Chief Financial Officer, Chief Operating Officer and Treasurer